United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2014

DIAMOND HILL INVESTMENT GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	000-24498	65-0190407
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 John H. McConnell Blvd., Suite 200, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (614) 255-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Diamond Hill Investment Group, Inc. (the “Company,” “we,” “us” or “our”) is filing this Current Report on Form 8-K for the purpose of updating the description of its capital stock, which will be available by reference into filings under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

The following summary describes the material features of our capital stock. This summary is subject to, and qualified in its entirety by reference to, our Amended and Restated Articles of Incorporation (the “Articles”), and our Regulations, as amended (the “Regulations”), as well as the applicable provisions of Chapters 1701, 1704 and 1707 of the Ohio Revised Code (the “ORC”).

Our authorized capital stock consists of 7,000,000 common shares, no par value per share, and 1,000,000 preferred shares, no par value per share. As of June 20, 2014, there were 3,302,553 common shares issued and outstanding, zero common shares held by us as treasury shares, 600,000 common shares reserved for issuance in connection with equity awards. We have no preferred shares issued or outstanding.

Common Shares

Voting Rights; Dividends; Other Rights

Holders of our common shares are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. Our shareholders have the right to vote cumulatively in director elections. A shareholder may give one director candidate a number of votes equal to (i) the number of directors to be elected, multiplied by (ii) the number of shares held by the shareholder, or may distribute such shareholder’s total votes among as many candidates as the shareholder may select. However, no shareholder will be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to voting and a shareholder has given us notice at least 48 hours prior to the meeting at which the directors are to be elected of the intention to cumulate votes.

Holders of our shares are entitled to receive dividends ratably when, as, and if declared by the board of directors out of funds legally available for the payment of dividends. Holders of our common shares are entitled to share ratably in our net assets legally available for distribution to shareholders in the event of our liquidation, dissolution or winding up, after payment in full of all amounts required to be paid to creditors or provision for such payment. Holders of our shares have no preemptive rights and have no subscription rights or rights to convert their shares into any other securities. There are no redemption or sinking fund provisions applicable to our shares.

We have the right, but not the obligation, to repurchase our shares from our shareholders; however, we are not permitted to repurchase our shares if, after the repurchase, we would be insolvent or our assets would be less than our liabilities plus our stated capital.

Number of Directors

Our Regulations provide for our Board of Directors to consist of not less than five and not more than 15 directors. The number of directors is currently fixed at six. Our Board of Directors is not classified and all directors are elected annually.

Preferred Shares

Our 1,000,000 authorized but unissued preferred shares are typically referred to as “blank check” preferred shares. This term refers to preferred shares for which the rights and restrictions are determined by the board of directors of a corporation at the time the preferred shares are issued. Under our Articles, our Board of Directors has the authority, without any further shareholder vote or action, to issue the preferred shares in one or more series, from time to time, with full or limited voting power, or without voting power, and with all designations, preferences and relative, participating, optional or other special rights and privileges of, and qualifications, limitations or restrictions upon, the preferred shares, as may be provided in the amendment or amendments to our Articles adopted by our Board of Directors. The authority of our Board of Directors includes, but is not limited to, the determination or fixing of the following: the division of such shares into series and the designation and authorized number of shares of each series; the dividend or distribution rights, which may be cumulative or noncumulative; the dividend rate, amount or proportion; the dividend participation rights and preferences; the liquidation rights, preferences and price; the redemption rights and price; the sinking fund requirements; the voting rights; the pre-emptive rights; the conversion rights; the restrictions on issuance of shares; the rights of alteration of express terms; and such other rights, preferences and limitations as shall not be inconsistent with our Articles, Regulations or the ORC.

Our Board of Directors may authorize the issuance of preferred shares with voting, conversion or other rights that could adversely affect the voting power or other rights of the holders of our common shares. The issuance of preferred shares could have the effect of decreasing the market price of our common shares, decreasing the amount of earnings and assets available for distribution to holders of our common shares and creating restrictions upon the payment of dividends and other distributions to holders of our common shares. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of us without further action by our shareholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Continental Stock Transfer & Trust Company.

Listing

Our common shares are listed on the NASDAQ Global Market under the symbol “DHIL.”

Anti-Takeover Effects of the Ohio General Corporation Law

Certain provisions of the Ohio law make a change in control of an Ohio corporation more difficult, even if desired by holders of a majority of the corporation's shares. Provided below is a summary of the Ohio anti-takeover statues.

Chapter 1704 of the ORC prohibits an interested shareholder (defined in Section 1704.01 of the ORC as a beneficial owner, directly or indirectly, of ten percent or more of the voting power of any issuing public Ohio corporation) or any affiliate or associate of an interested shareholder (as defined in Section 1704.01 of the ORC) from engaging in certain transactions with the corporation during the three-year period after the interested shareholder’s share acquisition date.

The prohibited transactions include, among other things: mergers, consolidations, majority share acquisitions, certain purchases, leases and sales of assets, certain issuances or transfers of shares (or rights to acquire shares), dissolutions, certain reclassifications, recapitalizations or other transactions that would increase the proportion of shares held by the interested shareholder or its affiliates or associates, and the provision of certain benefits (including loans, advances and other financial assistance) by the corporation to the interested shareholder or its affiliates or associates.

After the expiration of the three-year period, the corporation may participate in such a transaction with an interested shareholder only if, among other things:

•
the transaction receives the approval of the holders of at least two-thirds of all the voting shares of the corporation and is also approved by the holders of at least a majority of the disinterested voting shares (defined as those shares not held by the interested shareholder or its affiliates or associates); or

•	the transaction meets certain criteria designed to ensure that the remaining shareholders receive fair consideration for their shares.

The prohibitions do not apply if, before the interested shareholder becomes an interested shareholder, the board of directors of the corporation approves either the interested shareholder’s acquisition of shares or the otherwise prohibited transaction. The restrictions also do not apply if a person inadvertently becomes an interested shareholder, provided that, as soon as practicable, they divest the voting shares that resulted in them becoming an interested shareholder.

Pursuant to Section 1707.043 of the ORC, an Ohio publicly traded corporation may recover profits made from any disposition of the corporation’s equity securities by a person who, within eighteen months before such disposition made a proposal, or publicly disclosed the intention or possibility of making a proposal, to acquire control of the corporation. The corporation may not, however, recover from a person who proves in a court of competent jurisdiction either of the following:

•
such person’s sole purpose in making the proposal or public disclosure was to succeed in acquiring control of the corporation and that there were reasonable grounds to believe that such person would acquire control of the corporation; or

•
such person’s public disclosure concerning the intention or possibility of making a proposal to acquire control of the corporation were not effected with a purpose of affecting market trading and thereby increasing any profit or decreasing any loss from the disposition of the equity securities, and the public disclosure did not have a material effect on the market price or trading volume of the corporation’s equity securities.

Before the corporation may obtain any recovery, the aggregate amount of the profit realized by such person must exceed $250,000. Section 1707.043 does not apply to equity securities acquired more than 18months before the date on which the proposal or public disclosure was made. Any shareholder may bring an action on behalf of the corporation if a corporation fails or refuses to bring an action to recover these profits within sixty days of a written request by a holder of any equity security. The party bringing such an action may recover attorneys’ fees if the court having jurisdiction over such action orders the recovery of any profits.

We are also subject to Ohio’s Control Share Acquisition Act (Section 1701.831 of the ORC). The Control Share Acquisition Act provides that, with certain exceptions, a person may acquire beneficial ownership of shares in certain ranges (one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more) of the voting power of the outstanding shares of an Ohio corporation meeting certain criteria, only if such person has submitted an “acquiring person statement” and the proposed acquisition has been approved at a special meeting of shareholders called for the purpose of considering the proposed acquisition by both (i) the vote of a majority of the voting power of the corporation and (ii) the vote of a majority of the voting power of the corporation excluding “interested shares” (as defined in Section 1701.01 of the ORC).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND HILL INVESTMENT GROUP, INC.

Date:	June 27, 2014	By:	/s/ James F. Laird
James F. Laird, Chief Financial Officer and Secretary